As filed with the Securities and Exchange Commission on March 8, 2005
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                          INTERNATIONAL GAME TECHNOLOGY
             (Exact Name of Registrant as Specified in its Charter)
                               -------------------

            Nevada                                        88-0173041
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                        Identification No.)

                             9295 Prototype Drive
                              Reno, Nevada 89521
          (Address, Including Zip Code, of Principal Executive Offices)
                               -------------------

                         INTERNATIONAL GAME TECHNOLOGY
                           2002 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)
                               -------------------

                                 David D. Johnson, Esq.
              Executive Vice President, General Counsel and Secretary
                          International Game Technology
                                 9295 Prototype Drive
                                  Reno, Nevada 89521
                                   (775) 448-7777
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                    Copy to:
                               J. Jay Herron, Esq.
                              O'Melveny & Myers LLP
                             114 Pacifica, Suite 100
                          Irvine, California 92618-3315
                               -------------------

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                Proposed Proposed
                                    maximum      maximum
Title of           Amount           offering     aggregate         Amount of
securities         to be            price        offering          registration
to be              registered       per unit     price             fee
registered
-------------------------------------------------------------------------------
Common Stock,      9,000,000(1)    $30.21(2)    $271,890,000(2)  $32,002(2)
$0.00015625 par    shares
value per share
-------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of International Game Technology, a Nevada corporation (the "Company" or the "Registrant"), common stock, par value $0.00015625 per share (the "Common Stock"), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the International Game Technology 2002 Stock Incentive Plan, as amended (the "Plan"), as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2) Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on March 4, 2005, as quoted on the New York Stock Exchange. The Exhibit Index for this Registration Statement is at page 7.

                                EXPLANATORY NOTE

     This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

                           __________________________

                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference

     The following documents of the Company filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Company's Registration Statement on Form S-8, filed with the Commission on June 26, 2002 (Commission File No. 333-91198);

     (b) The Company's Annual Report on Form 10-K for its fiscal year ended September 30, 2004, filed with the Commission on December 10, 2004 (Commission File No. 001-10684);

     (c) The Company's Quarterly Report on Form 10-Q for its fiscal quarter ended December 31, 2004, filed with the Commission on February 9, 2005 (Commission File No. 001-10684);

     (d) The Company's Current Reports on Form 8-K, filed with the Commission on March 4, 2005, February 7, 2005 and November 23, 2004 (Commission File No. 001-10684); and

     (e) The description of the Company's Common Stock contained in its Registration Statement on Form S-3 filed with the Commission on February 16, 1994 (Commission File No. 033-52289), and any other amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended , to constitute a part of this Registration Statement.

Item 5.     Interests of Named Experts and Counsel

     The validity of the issuance of Common Stock registered hereby is passed on for the Company by David D. Johnson. Mr. Johnson is the Executive Vice President, General Counsel and Secretary of the Company and is compensated by the Company as an employee. Mr. Johnson owns 4,300 shares of Common Stock and Company stock options to acquire up to an additional 445,000 shares of Common Stock. Mr. Johnson is eligible to participate in the Plan.

Item 8.      Exhibits

     See the attached Exhibit Index at page 7, which is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on March 8, 2005.

                          INTERNATIONAL GAME TECHNOLOGY

                           By: /s/ Maureen T. Mullarkey
                               Maureen T. Mullarkey
                               Executive Vice President, Chief Financial
                               Officer and Treasurer


                               POWER OF ATTORNEY

     Each person whose signature  appears below  constitutes and appoints Thomas
J. Matthews and Maureen T. Mullarkey, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of t hem individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                        Date

/s/ Thomas J. Matthews       Chairman of the Board,           March 8, 2005
Thomas J. Matthews           President, Chief Executive
                             Officer and Chief Operating
                             Officer
                             (Principal Executive Officer)

/s/ Maureen T. Mullarkey     Executive Vice President,        March 8, 2005
Maureen T. Mullarkey         Chief Financial Officer and
                             Treasurer
                             (Principal Financial and
                             Accounting Officer)

/s/ Neil Barsky              Director                         March 8, 2005
Neil Barsky


/s/ Robert A. Bittman        Director                         March 8, 2005
Robert A. Bittman


/s/ Richard R. Burt          Director                         March 8, 2005
Richard R. Burt


/s/ Leslie S. Heisz          Director                         March 8, 2005
Leslie S. Heisz


/s/ Robert A. Mathewson      Director                         March 8, 2005
Robert A. Mathewson


/s/ Robert Miller            Director                         March 8, 2005
Robert Miller


/s/ Frederick B. Rentschler  Director                         March 8, 2005
Frederick B. Rentschler

                                 EXHIBIT INDEX

Exhibit
Number               Description of Exhibit
----------          -------------------------

 4. International Game Technology 2002 Stock Incentive Plan, as amended. (Filed as an exhibit to the Company's Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on January 10, 2005 (Commission File No. 001-10684) and incorporated herein by this reference.)

 5.       Opinion of Company  Counsel  (opinion re  legality).

 23.1 Consent of Deloitte & Touche LLP (consent of independent registered public accounting firm).

 23.2     Consent of Counsel  (included  in Exhibit  5).

 24. Power of Attorney (included in this Registration Statement under "Signatures").